EXHIBIT 23.1
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                                            ARMANDO C. IBARRA
            A       C       I               CERTIFIED PUBLIC ACCOUNTANTS
                                            A PROFESSIONAL CORPORATION
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
Armando C. Ibarra, C.P.A.                  Members of the California Society of Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD            Members of the American Institute of Certified Public Accountants
                                                   Members of the Better Business Bureau since 1997



March 31, 2004


To Whom It May Concern:

The firm of Armando C. Ibarra, Certified Public Accountants, APC consent to the filing of our auditors report dated March 31, 2004, as an exhibit to the Registration Statement on Form SB-2/A and the use of our name in the Prospectus constituting a part thereof in connection with matters referred to under the caption "Experts".


Very truly your

/s/ ARMANDO C. IBARRA
----------------------------
ARMANDO C. IBARRA, C.P.A.























                      371 E. STREET, CHULA VISTA, CA 91910
   TEL: (619) 422-1348                                    FAX: (619) 422-1465